Exhibit 10.9

CROSSROADS SYSTEMS, INC.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of October 22, 2010, is made and entered into by and between Crossroads Systems, Inc., a Delaware corporation with its principal executive offices located at 11000 North Mo-Pac Expressway, Austin, TX 78759 (the “Company”), and each of the purchasers listed on Schedule A hereto (the “Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Purchasers, severally and not jointly, desire to purchase and the Company desires to issue and sell to the Purchasers, in each case upon the terms and subject to the conditions set forth in this Agreement: (i) common stock, $.001 par value per share, of the Company (“Common Stock”), for an aggregate purchase price of a minimum of Five Million Dollars ($5,000,000) and up to Ten Million Dollars ($10,000,000), and (ii) warrants, in the form attached hereto as Exhibit A (the “Warrants”), to purchase shares of Common Stock;

WHEREAS, each Purchaser wishes to purchase, upon the terms and conditions stated in this Agreement, such number of shares of Common Stock and Warrants to purchase such number of shares of Common Stock as is set forth immediately next to such Purchaser’s name on Schedule A hereto;

WHEREAS, simultaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement” and collectively with this Agreement, the Subscription Agreement (as defined below), the Warrants, and the Registration Rights Agreement, the “Transaction Documents”) pursuant to which the Company has agreed to provide to the Purchasers certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

WHEREAS, the Company has engaged MDB Capital Group, LLC as its exclusive placement agent (the “Placement Agent”) for the offering of the Common Stock Shares (as defined below) and Warrants.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the Company and each Purchaser severally (and not jointly) hereby agree as follows:

1.           Purchase and Sale of Common Stock and Warrants.

(a)           Purchase of Common Stock and Warrants.  Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), the Company shall issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company such number of shares of Common Stock as is set forth next to such Purchaser’s name on Schedule A hereto. The purchase price of the Common Stock shall be $0.80 per share (the “Purchase Price”).  As additional consideration for the purchase and sale of Common Stock, the Company shall issue and grant to each Purchaser, a Warrant to purchase such number of shares of Common Stock set forth next to such Purchaser’s name on Schedule A hereto.  The exercise price of the Warrant Shares (as defined below) shall be $0.80 per share and each Warrant shall give a Purchaser the right to purchase one (1) share of Common Stock for every four (4) shares of Common Stock Shares (as defined below) purchased hereunder (the “Warrant Coverage”).  The shares of Common Stock issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Common Stock Shares.”  The shares of Common Stock issuable upon exercise of the Warrants issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Warrant Shares.”

(b)           Preemptive Rights. In the event that the Company conducts any private placement sale of shares of capital stock of the Company during the first 12 months following the  Closing Date (each, a “Subsequent Private Placement”), and provided the Purchaser is still the owner of all Securities (as defined below) purchased hereunder, the Purchaser shall be entitled to purchase his Pro Rata Portion of the shares offered for sale in such Subsequent Private Placement.  A Purchaser’s “Pro Rata Portion” shall be equal to the number of shares offered for sale a Subsequent Private Placement multiplied by the Purchaser’s percentage ownership of the outstanding shares of Common Stock plus Warrant Shares immediately prior to such Subsequent Private Placement on a fully diluted basis (assuming for these purposes the conversion and exercise of any and all outstanding options, warrants or other securities convertible or exercisable into shares of capital stock of the Company). The Company shall provide the Purchaser 15 days’ prior written notice, including the material terms of such Subsequent Private Placement and a calculation of such Purchaser’s Pro Rata Portion of such offering, and the Purchaser shall provide its binding written commitment (in a form prepared by or satisfactory to the Company) to purchase its Pro Rata Portion no later than the 10th day following receipt of such notice.  The Purchaser’s rights hereunder are subject to the consummation of a Subsequent Private Placement by the Company and in the event the Company decides (in its sole and absolute discretion) to abandon such Subsequent Private Placement for any reason the Purchaser’s rights and commitment to purchase such shares shall become null and void.  The provisions of this Section 1(b) shall not apply to the issuance of any Excluded Securities.  “Excluded Securities” means any shares of capital stock of the Company issued (i) pursuant to the exercise of any options, warrants or other securities exercisable for, or convertible or exchangeable into, capital stock of the Company that are outstanding as of the date of this Agreement, (ii) pursuant to the provisions of Section 1(a), (iii) in a public offering, (iv) under any written stock option, stock incentive, or stock appreciation plan or arrangement entered into following the date of this Agreement (including without limitation, any options granted under such plans or arrangements following the date of this Agreement, and any shares issued pursuant to the exercise of such options), or (v) in connection with an acquisition transaction, a building or equipment lease transaction, a bank loan transaction, or strategic alliance or partnering arrangement.  For the avoidance of doubt, this Section 1(b) shall not apply to any private placement conducted by the Company that closes on a date following the date that is 12 months following the Closing Date under this Agreement.

(c)           Closing Date.  Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Common Stock Shares and Warrants pursuant to this Agreement (the “Closing Date”) shall be 10:00 a.m., Central time, on the date first written above, or such other mutually agreed upon time.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties and may be undertaken remotely by facsimile or other electronic transmission.

(d)           Closing and Escrow.  On or prior to the Closing, each Purchaser shall deliver or cause to be delivered the following in accordance with the subscription procedures described in Section 1(e) below:

(i)           this Agreement and the Registration Rights Agreement, duly executed by such Purchaser;

(ii)          an amount equal to the Purchase Price multiplied by the Common Stock Shares to be purchased by such Purchaser as set forth next to such Purchaser’s name on Schedule A hereto (such product, the “Subscription Amount”), in immediately available funds in the form of (X) a certified or bank cashier’s check payable to “U.S. Bank National Association Escrow Account #143097000” or (Y) a wire transfer of immediately available funds to the Escrow Agent, in accordance with the Escrow Agent’s written instructions; and

(iii)         a fully completed and duly executed Subscription Agreement and Letter of Investment Intent in the form attached as Exhibit C hereto (the “Subscription Agreement”).

The funds received pursuant to this Section 1(d)(ii) will be placed with U.S. Bank National Association, who will serve as escrow agent for the Closing (the “Escrow Agent”).  At the Closing, the Escrow Agent will deliver the applicable funds to the Company.  If this Agreement is terminated pursuant to Section 9(k), each Purchaser shall receive his her or its Subscription Amount promptly, without interest.

(e)           Subscription Procedure.  Each Purchaser shall deliver or cause to be delivered a duly executed copy of this Agreement, the Registration Rights Agreement, and a fully completed and duly executed Subscription Agreement to the Placement Agent at the following address:  MDB Capital Group, LLC, Attention: Peter Conley, 401 Wilshire Blvd., Suite 1020, Santa Monica, CA 90401.  Each Purchaser shall also deliver or cause to be delivered the Subscription Amount pursuant to Section 1(d)(ii) hereof.

(f)           Acceptance.  This Agreement sets forth various representations, warranties, covenants and agreements of the Company and the Purchasers, as the case may be, all of which shall be deemed made, and shall be effective without further action by the Company and the Purchasers, immediately upon the Company’s acceptance of a Purchaser’s subscription and shall thereupon be binding upon the Company’s and the applicable Purchasers.  Acceptance is evidenced only by execution of this Agreement by the Company on its signature page attached hereto and the Company shall have no obligation hereunder to a Purchaser until the Company shall have delivered to such Purchaser an executed copy of this Agreement.

2.           Representations and Warranties of the Purchasers.  Each Purchaser severally (and not jointly) represents and warrants to the Company solely as to such Purchaser that:

(a)           Investment Purpose.  This Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which by such Purchaser’s execution of this Agreement, such Purchaser hereby confirms, that the Common Stock Shares and Warrants (collectively with the Common Stock Shares and Warrant Shares, the “Securities”) to be acquired by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, such Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Such Purchaser has not been formed for the specific purpose of acquiring the Securities.

(b)           Accredited Investor Status.  Such Purchaser is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act (an “Accredited Investor”).

(c)           Reliance on Exemptions.  Such Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(d)           Information.  Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, financial condition, results of operations, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser or its advisors, and considered all factors such Purchaser deems material in deciding on the advisability of investing the Securities.  Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Notwithstanding the foregoing representations, neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 below.  Such Purchaser acknowledges that any financial or other projections provided by or on behalf of the Company are based on numerous assumptions and estimates by management of the Company as to future events, and that neither the Company, the Placement Agent (as defined below) nor anyone acting on the Company’s behalf makes any representation or warranty, express or implied, as to the accuracy or correctness of such projections, and there are no assurances that such projections will be achieved.

(e)           No Governmental Review.  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f)           Restricted Securities.  Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.  Such Purchaser understands that the Securities are characterized as “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless subsequently registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Other than as contained in this Agreement and the Registration Rights Agreement, such Purchaser acknowledges that the Company has no obligation to register or qualify any of the Securities for resale.  Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company, other than as will be contained in the Registration Rights Agreements, is under no obligation and may not be able to satisfy.

(g)           Legends.  Such Purchaser understands that the Securities and, until such time as the Securities have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities shall bear the restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

Common Stock Shares and Warrant Shares:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE SECURITIES LAW OF ANY STATE.”

Warrant:

“THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

The legends set forth above shall be removed and the Company shall issue a certificate without such legend/s to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws: (i) such Security is registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold or (ii) such holder provides the Company with a reasonable and customary opinion of counsel, at the cost of the Company, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act.  Such Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.Such Purchaser understands that the Securities may also bear one or more legends required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.

(h)           Authorization; Enforcement.  Each Transaction Document to which such Purchaser is a party: (i) has been duly and validly authorized, (ii) has been duly executed and delivered on behalf of such Purchaser, and (iii) will constitute, upon execution and delivery by such Purchaser thereof and the Company, the valid and binding agreements of such Purchaser enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(i)           Residency.  If such Purchaser is an individual, then such Purchaser resides in the state or province identified in the address of such Purchaser set forth on the signature pages hereto; if such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its principal place of business is identified in the address or addresses of such Purchaser set forth on the signature pages hereto.

(j)           Investment Experience.  Such Purchaser is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States companies in private placements in the past, and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

(k)          Communication of Offer. Such Purchaser was contacted by either the Company or the Placement Agent with respect to a potential investment in the Securities.  Such Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D of the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(l)           Brokers and Finders. Other than the Placement Agent with respect to the Company, no person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.  Such Purchaser acknowledges that it is purchasing the Securities directly from the Company and not from the Placement Agent.

(m)         Risk of Loss.  Such Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of such Purchaser’s investment.  Such Purchaser understands that the market price of the Common Stock has been volatile, and that no representation is being made as to the future value of the Securities.

(n)          No Conflicts.  The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser.

(o)          Organization.  If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  If such Purchaser is an entity, the execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser.

(p)         FINRA.  Such Purchaser (i) has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, and (ii) if such Purchaser is a member of the Financial Industry Regulatory Authority (“FINRA”) or an associated person of a member of FINRA, such Purchaser, together with its affiliates and any other associated persons of such member of FINRA, does not, and as of the Closing will not, directly or indirectly have a beneficial interest (as determined under FINRA Rule 5130(i)(1)) of more than 50% of the outstanding voting securities of the Company.

(q)          Professional Advice.  Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase or sale of the Common Stock Shares and Warrants constitutes legal, tax or investment advice.  Such Purchaser has consulted such legal, tax or investment advisors as it, in its sole discretion, deems necessary or appropriate in connection with its purchase of the Common Stock Shares and Warrants.

(r)           Escrow Agent.  Such Purchaser acknowledges and agrees that U.S. Bank National Association is acting only as an escrow agent in connection with the offering described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such securities.

(s)           No Other Representations.  Other than the representations and warranties contained herein, such Purchaser has not received and is not relying on any representation, warranties or assurances as to the Company, its business or its prospects from the Company or any other person or entity.

(t)           Survival.  The foregoing representations and warranties shall survive the Closing.

3.           Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser as of the date hereof (unless the context specifically indicates otherwise) that:

(a)           Organization and Qualification.  The Company and each of its Subsidiaries (as defined below), if any, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  Schedule 3(a) hereto sets forth a complete list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated or organized.  The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  As used in this Agreement, the term “Material Adverse Effect” means any material adverse effect on the business, operations, assets (including intangible assets), liabilities (actual or contingent), financial condition, or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the other Transaction Documents.  As used in this Agreement, the term “Subsidiaries” means any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest or otherwise controls through contract or otherwise.

(b)           Authorization; Enforcement.  (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Common Stock Shares and the Warrants and the issuance and reservation for issuance of the Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required, (iii) each Transaction Document has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each Transaction Document and the other documents or certificates executed in connection herewith and bind the Company accordingly, and (iv) each Transaction Document constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(c)           Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares, of which (i) 75,000,000 shares are Common Stock, of which 30,428,166 shares are issued and outstanding, and 10,000,000 shares are reserved for issuance pursuant to the Company’s 2010 Stock Incentive Plan (under which, stock options to purchase 1,994,573 shares of Common Stock are granted and outstanding) and (ii) 25,000,000 shares are preferred stock, par value $0.001 per share, of which no shares are issued and outstanding.  Stock options to purchase 5,493,397 shares of Common Stock remain granted and outstanding under the Company’s expired 1999 Stock Incentive Plan.  All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable.  All Common Stock Shares and Warrant Shares have been duly reserved for future issuance.  No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind (each, a “Lien”) imposed through the actions or failure to act of the Company.  Except as disclosed in Schedule 3(c): (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) other than the Registration Rights Agreement, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities, and the Company is not currently contemplating any issuances of its debt or equity securities which would trigger the anti-dilution or price adjustment provisions contained in the Common Stock Shares or the Warrants.  The Certificate of Incorporation of the Company as in effect on the date hereof (“Certificate of Incorporation”) and the Company’s By-laws, as in effect on the date hereof (the “By-laws”) have been made available to the Purchasers.

(d)          Issuance of Shares.  The Common Stock Shares and Warrant Shares are duly authorized and reserved for issuance.  When issued in accordance with the terms of this Agreement, (i) the Common Stock Shares will be validly issued, fully paid and non-assessable, and (ii) the Warrants will be validly issued, Upon exercise of the Warrants in accordance with their respective terms, the Warrant Shares will be validly issued, fully paid and non-assessable.  Upon issuance the Securities will be free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company.

(e)          Acknowledgment of Dilution.  The Company understands and acknowledges the potentially dilutive effect to the holders of outstanding Common Stock as of the date hereof upon the issuance of the Common Stock Shares and Warrant Shares upon conversion or exercise thereof.  The Company further acknowledges that its obligation to issue the Common Stock Shares and the Warrant Shares upon exercise of the Warrants, in accordance with this Agreement, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(f)           No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Warrant Shares) will not: (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in each case for possible conflicts, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is in violation of its charter, bylaws, or other organizational documents.  Neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected.  The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, rule ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Except as required under the Securities Act, the Exchange Act (as defined below) and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or any Transaction Document in accordance with the terms hereof or thereof or to issue and sell the Common Stock Shares and Warrants in accordance with the terms hereof and to issue the Warrant Shares upon exercise thereof.  Except as disclosed on Schedule 3(f) hereto, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

(g)           Financial Statements.  The Company has furnished to each Purchaser true and complete copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of October 31, 2009 (the “Balance Sheet”) and the related consolidated income statement, consolidated statement of cash flows and consolidated statement of stockholders’ equity of the Company for the twelve (12) months then ended, and the interim unaudited balance sheet of the Company and its Subsidiaries as of July 31, 2010, and the related consolidated statement of cash flows and consolidated statement of stockholders’ equity of the Company for the nine months then ended.  All of the financial statements described above are hereinafter referred to, collectively, as the “Financial Statements”. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods covered thereby, subject to, normal year-end adjustments and  the absence of footnotes thereto, and present fairly, in all material respects, the financial position of the Company and its Subsidiaries and the results of operations and cash flows as of the date and for the periods indicated therein.  Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to July 31, 2010, (ii) obligations under contracts and commitments incurred in the ordinary course of business, and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements.

(h)           Absence of Certain Changes.  Except as set forth on Schedule 3(h) attached hereto, since July 31, 2010, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company or any of its Subsidiaries.  Except as so indicated, but without limiting the foregoing, since July 31, 2010, neither the Company nor any Subsidiary has

(i)           issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto, except as contemplated hereby and in the other Transaction Documents;

(ii)          borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except trade payables incurred in the ordinary course of business;

(iii)         discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices;

(iv)        declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v)          mortgaged or pledged any of its assets, tangible or intangible, or subjected them to any Lien;

(vi)        sold, assigned or transferred any other tangible assets,

(vii)       canceled any debts or claims;

(viii)      sold, assigned or transferred any intangible property (including any Intellectual Property, as defined below) or disclosed any proprietary confidential information to any persons except to potential customers, investors or corporate partners or collaborators in the ordinary course of business consistent with past practices (with all of such disclosures being done in a manner consistent with applicable securities laws);

(ix)         adopted or amended any employee benefits or plan relating thereto;

(x)          made capital expenditures or commitments therefor that aggregate in excess of $50,000 for the Company and its Subsidiaries;

(xi)         entered into any other material transaction other than in the ordinary course of business;

(xii)        suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)       experienced any union organizing effort or strike problems with labor or management in connection with the terms and conditions of their employment; or

(xiv)       effected or agreed to do any of the foregoing.

(i)           Absence of Litigation.  There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that would have a Material Adverse Effect.  Schedule 3(i) attached hereto contains a complete list and summary description of any pending or threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect.  The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(j)           Intellectual Property.  Schedule 3(j) attached hereto sets forth a complete and accurate listing of the Company’s and each of its Subsidiaries’ patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same (collectively, “Intellectual Property”).  The Company owns valid title, free and clear of any Liens, or possesses the requisite valid and current licenses or rights, free and clear of any Liens, to use all Intellectual Property in connection with the conduct its business as now operated (and, except as set forth in Schedule 3(j)(i) hereto, to the best of the Company’s knowledge, as presently contemplated to be operated in the future).  There is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(j)(ii) hereto, to the best of the Company’s knowledge, as presently contemplated to be operated in the future).  To the best of the Company’s knowledge, the Company or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.  The Company has not received any notice of infringement of, or conflict with, the asserted rights of others with respect to the Intellectual Property.  The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

(k)           No Materially Adverse Contracts, etc.  Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which has or is reasonably expected to have a Material Adverse Effect.

(l)            Tax Matters.  Except as set forth on Schedule 3(l)(i) hereto, the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  All such tax returns and reports filed on behalf of the Company and each of its Subsidiaries were complete and correct and were prepared in good faith without willful misrepresentation.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  Except as set forth on Schedule 3(l)(ii) hereto, the Company has not received notice that any of its tax returns is presently being audited by any taxing authority.

(m)           Certain Transactions.  Except as set forth on Schedule 3(m) attached hereto, there are no loans, leases, royalty agreements or other transactions between: (i) the Company or any of its Subsidiaries or any of their respective customers or suppliers, and (ii) any officer, employee, consultant or director of the Company or any person owning five percent (5%) or more of the capital stock of the Company or five percent (5%) or more of the ownership interests of the Company or any of its Subsidiaries or any member of the immediate family of such officer, employee, consultant, director, stockholder or owner or any corporation or other entity controlled by such officer, employee, consultant, director, stockholder or owner, or a member of the immediate family of such officer, employee, consultant, director, stockholder or owner.

(n)           Disclosure.  All information and statements relating to or concerning the Company or any of its Subsidiaries, officers, directors, employees, customers or clients (including, without limitation, all information regarding the Company’s internal financial accounting controls and procedures) set forth in this Agreement or any other Transaction Document is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

(o)           No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any of the Securities being offered hereby.

(p)           No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Purchasers.  The issuance of the Securities to the Purchasers will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

(q)           No Brokers.  The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby, other than to the Placement Agent, which fee is quantified on Schedule 3(q).

(r)            Permits; Compliance.  The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”) except for Company Permits the absence of which would not reasonably be expected to result in a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits.  Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is in violation or default under any judgment, order, writ, or decree to which it is a party or by which it is bound, or, to its knowledge of any provision of any federal or state statute, rule or regulation applicable to the Company and each of its Subsidiaries.  Neither the Company nor any of its Subsidiaries  has received any notification with respect to possible conflicts, defaults or violations of applicable laws.

(s)           ERISA. Schedule 3(s) sets forth all employee benefit plans maintained, established or sponsored by the Company, or in or to which the Company participates or contributes, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA,  and has complied with all applicable laws for any such employee benefit plan

(t)            Title to Property.  The Company and its Subsidiaries hold no title in fee simple to any real property.  The Company and its Subsidiaries hold good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except such as are described on Schedule 3(t) attached hereto.  Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases.

(u)           Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  The Company has made available to Purchaser true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

(v)           Internal Accounting Controls.  The Company and has not received, orally or in writing, any adverse notification (including any “management letters”) from its auditors relating to the Company’s internal financial controls and procedures.   To the Company’s knowledge, it maintains internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and such internal control over financial reporting is effective.

(w)           Books and Records.  The books of account, ledgers, order books, records and documents of the Company and each of its Subsidiaries accurately and completely reflect all material information relating to the business of the Company and its Subsidiaries, the location and collection of their respective assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any of its Subsidiaries.

(x)           FCPA Matters.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his or her actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic governmental or private official or person.

(y)           Assumptions or Guaranties of Indebtedness of Other Persons.  Except as set forth on Schedule 3(y) attached hereto, neither the Company nor any of its Subsidiaries has assumed, guaranteed, endorsed, or otherwise become directly or contingently liable on, any Indebtedness or any other agreement of any other person.

(z)           Investments in Other Persons.  Except as set forth in Schedule 3(z) attached hereto, neither the Company nor any of its Subsidiaries has made any loan or advance to any person which is outstanding, nor is it committed or obligated to make any such loan or advance, nor does the Company or any of its Subsidiaries own any capital stock, assets compromising the business of, obligations of, or any equity, ownership or other interest in, any person.

(aa)         No Investment Company.  The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”).  The Company is not controlled by an Investment Company.

(bb)         Material Contracts.  Except as disclosed on Schedule 3(bb) (each contract, agreement, commitment or understanding disclosed on Schedule 3(bb) being hereinafter referred to as a “Material Agreement”), or as contemplated by this Agreement or another Transaction Document, there are no agreements, understandings, commitments, instruments, contracts, employment agreements, proposed transactions or judgments to which the Company is a party or by which it is bound which may involve obligations (contingent or otherwise), or a related series of obligations (contingent or otherwise), of, or payments, or a related series of payments, by the Company in excess of $50,000 in any one year.  All Material Agreements are in full force and effect and constitute legal, valid and binding obligations of the Company, and to the Company’s knowledge, the other parties thereto, and are enforceable in accordance with their respective terms.  To the Company’s knowledge, neither the Company nor any person is in default under the terms of any Material Agreement, and no circumstance exists that would, with the giving of notice or the passage of time, constitute a default under any Material Agreement.  The Purchasers have been furnished with complete and correct copies of all Material Agreements requested by them or their counsel.

(cc)           Employees.  The Company has no collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company.  Except as set forth on Schedule 3(cc), the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.  No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company.  To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation.  The Company has not received any notice alleging that any such violation has occurred.  The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.  There are no actions pending, or to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.

(dd)          Environmental and Safety Laws. The Company never has been and is not in material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are required in order to comply with any such existing statute, law or regulation.  No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company.  For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or (b) any petroleum products or nuclear materials.  The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

(ee)           Exchange Act Registration.  The Company validly terminated the prior registration of its Common Stock under the Exchange Act, and the Company’s Common Stock is not currently required to be registered (or will in its next fiscal year be so required on account of the Company’s status as of the any time prior to the Closing Date) pursuant to Section 12(b) or 12(g) of the Exchange Act.

(ff)            Projections.  The Company’s revenue plan through fiscal year 2014 and other financial projections contained in that certain slide presentation dated July 2010 and provided to Purchasers were prepared by management of the Company and are the most current financial projections available by the Company.  Although the Company does not warrant that the results contained in such revenue plan or projections will be achieved, to the best of the Company’s knowledge and belief, such revenue plan and projections are reasonable estimations of future financial performance of the Company and its expected financial position, results of operations, and cash flows for the projection period (subject to the uncertainty and approximation inherent in any projection).  All of the material assumptions upon which the revenue plan and projections are based are, to the best of the Company’s knowledge and belief, reasonable and appropriate.  Nothing in this Section 3(ff) is intended to modify or amend in any way the representations and warranties of each Purchaser in Section 2(d).

4.           Covenants.  In addition to the other agreements and covenants set forth herein, unless otherwise consented to in writing by the Company and a majority in interest of the Purchasers, the applicable parties hereto hereby covenant as follows:

(a)           Affirmative Obligations. The Company shall do the following: (1) not later than February 28, 2011, cause its independent registered public accounting firm to audit, and deliver and audit opinion on, the Company’s financial statements for the three fiscal years ending October 31, 2010,  (2) not later than May 1, 2011,  file a registration statement on form S-1 with the SEC registering the resale of the Common Stock Shares, Warrants and Warrant Shares, which shall include the aforementioned audited financial statements (the “Registration Statement”); and (3) not later than the earlier of August 31, 2011 and the date on which the Registration Statement is declared effective  (a) effect the re-registration of the Common Stock and the registration of the Warrants under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and maintain such registration so long as any Affirmative Obligations (as defined below) remain unfulfilled or any Registrable Securities (as defined in the Registration Rights Agreement) have not been resold and (b) list the Common Stock and the Warrants on either the OTC bulletin board or NASDAQ exchange and maintain such listing so long as any Affirmative Obligations remain unfulfilled or any Registrable Securities have not been resold.  The Company shall also cause the Common Stock Shares and the Warrant Shares to be registered for resale under the Securities Act pursuant to and in accordance with the terms of, and shall comply with, the Registration Rights Agreement.  The obligations contained in this Section 4(a) are referred to as the “Affirmative Obligations”.

(b)           Restriction on Price Dilutive Private Financings. The Company shall not, without the prior written consent of the Purchasers holding a majority of the outstanding Common Stock Shares issued hereunder, during the first 180 days following the  Closing Date, conduct any private placement sale of shares of capital stock of the Company for  a price of less than $0.80 per share, as adjusted for splits, stock dividends, combinations and the like.  For the avoidance of doubt, the provisions of this Section 4(b) shall not apply to the issuance of any Excluded Securities.

(c)           Stop Orders.  The Company will advise each Purchaser promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of the Securities, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(d)           Form D; Blue Sky Laws.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D.  The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification).

(e)           Reporting Status; Press Release.  So long as any Purchaser beneficially owns any of the Securities, following the effectiveness of the registration required under Section 4(a) of this Agreement, the Company shall use its reasonable best efforts timely to file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.   The Company shall issue a press release describing the materials terms of the transaction contemplated hereby as soon as practicable following the Closing Date but in no event more than one (1) business day after the Closing Date.  The Company agrees that such press release shall not disclose the name of the Purchasers unless expressly consented to in writing by the Purchasers or unless required by applicable law or regulation, and then only to the extent of such requirement.

(f)           Use of Proceeds.  The Company shall use the proceeds from the sale of the Common Stock Shares and Warrants in the manner set forth in Schedule 4(f) attached hereto and made a part hereof and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person, including any director or officer of the Company (except in connection with its currently existing direct or indirect Subsidiaries).

(g)           Expenses.  Each of the Company and the Purchasers shall be solely and exclusively responsible for the respective fees and expenses incurred by them in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents, including, without limitation, attorneys’ fees and expenses.

(h)           Authorization and Reservation of Shares.  The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Common Stock and  issuance of the Warrant Shares in connection therewith (based on the exercise prices in effect from time to time) (the “Reserved Amount”).  The Company shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of the Warrants without the consent of a majority-in-interest of the Purchasers.  If at any time the number of shares of Common Stock authorized and reserved for issuance (“Authorized and Reserved Shares”) is below the Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 4(h), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the shares of the Company’s officer’s and directors in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Reserved Amount.  The Company shall use its reasonable best efforts to obtain such stockholder approval within thirty (30) days following the date on which the number of Reserved Amount exceeds the Authorized and Reserved Shares.

(i)            Corporate Existence.  So long as a Purchaser beneficially owns any Common Stock or Warrants, the Company shall maintain its corporate existence, except in connection with a consolidation or merger of the Company with or into another corporation or any transfer of all or substantially all of the assets of the Company.

(j)            Sarbanes-Oxley Matters.  When required to do so, the Company will comply with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective for the Company, and any and all applicable rules and regulations promulgated by the SEC thereunder.  The Company shall implement such programs and shall take such steps reasonably necessary to provide for its future compliance (not later than the relevant statutory and regulatory deadline therefor) with all provisions of Section 404 of the Sarbanes-Oxley Act that shall become applicable to the Company.

           (k)            ERISA.  (i) The Company shall not terminate any plan (“Plan”) of a type described in Section 402l(a) of ERISA in respect of which the Company is an “employer” as defined in Section 3(5) of ERISA so as to result in any material liability to the Pension Benefit Guaranty Corporation (the “PBGC”) established pursuant to Subtitle A of Title IV of ERISA; (ii) engage in or permit any person to engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended) involving any Plan which would subject the Company to any material tax, penalty or other liability; (iii) incur or suffer to exist any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, involving any Plan; or (iv) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBGC by reason of termination of any Plan.

(l)            No Integration.  The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

(m)          Intellectual Property.  Subject to the Company’s reasonable business judgment, each of the Company and each of its Subsidiaries shall use commercially reasonable efforts maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(n)           Taxes.  Duly pay and discharge all material taxes or other material claims, which might become a lien upon any of its material property except to the extent that any thereof are being disputed in good faith appropriately contested with adequate reserves provided therefor.

The Section 4 shall terminate in its entirety upon the earliest to occur of (1) the date on which none of the Purchasers hereunder continue to holder any Securities, (2) the acquisition of the Company by another corporation or entity by sale of capital stock, consolidation, merger, or other reorganization in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction, or (3) the expiration of the Registration Period (as defined in the Registration Rights Agreement).

5.           Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Common Stock Shares and Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon exercise of the Warrants in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”).  Prior to registration of the Common Stock Shares and Warrant Shares under the Securities Act or the date on which the Common Stock Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement.  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions (in the case of the Common Stock Shares and Warrant Shares, prior to registration of the Common Stock Shares and Warrant Shares under the Securities Act or the date on which the Common Stock Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement.  Nothing in this Section shall affect in any way the Purchaser’s obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities.  If a Purchaser provides the Company, at the cost of the Company, with a customary opinion of counsel, that shall be in form, substance and scope reasonably acceptable to such counsel, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act and such sale or transfer is effected, the Company shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by such Purchaser.

6.           Conditions to the Company’s Obligation to Sell.  The obligation of the Company hereunder to issue and sell the Common Stock Shares and Warrants to a Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)           The applicable Purchaser shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

(b)           The applicable Purchaser shall have delivered the Subscription Amount in accordance with Section 1(d) above.

(c)           The representations and warranties of the applicable Purchaser shall be true and correct in all material respects, and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date.

(d)           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.           Conditions to Each Purchaser’s Obligation to Purchase.  The obligation of each Purchaser hereunder to purchase the Common Stock Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion:

(a)           The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to such Purchaser.

(b)           The Company shall have delivered or caused its transfer agent to deliver to such Purchaser (i) a stock certificate of the Company certifying that each Purchaser is the holder of record of the number of Common Stock set forth opposite such Purchaser’s name on Schedule A and (ii) a Warrant to purchase the number of Warrant Shares set forth opposite such Purchaser’s name on Schedule A   in accordance with Section 1(c) above.

(c)           The representations and warranties of the Company shall be true and correct in all material respects, and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  The Purchaser shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser including, but not limited to certificates with respect to the Company’s Certificate of Incorporation, By-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby.

(d)           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)           No event shall have occurred which would reasonably be expected to have a Material Adverse Effect on the Company.

(f)            Robert Sims, the Chief Executive Officer of the Company, shall have entered into a lock-up agreement whereby he agrees to not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by him during the 180-day period following the effective date of the Registration Statement.

8.           Governing Law; Jurisdiction; Fees; Waiver of Jury Trial.

(a)           THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

(b)           THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE OF TEXAS OR UNITED STATES FEDERAL COURTS LOCATED IN AUSTIN, TEXAS WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  THE PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  THE PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL IN ACCORDANCE WITH SECTION 9(e) HEREOF SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT A PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  THE PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

(c)           EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

9.           Miscellaneous.

(a)           Counterparts; Signatures by Facsimile.  This Agreement may be executed in one or more counterparts (with the Purchasers each executing the counterpart in the form of Annex A hereto).  Each of such counterparts shall be deemed an original, and all of which shall, when taken together, constitute one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Agreement, once executed by a party (including in the manner described above), may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(b)           Headings.  The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(c)           Severability.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(d)           Entire Agreement; Amendments.  This Agreement, the other Transaction Documents and the instruments, documents and schedules referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and a majority in interest of the Purchasers.

(e)           Notices.  Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile transmission and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile transmission, with printed confirmation of receipt, in each case addressed to a party.  The addresses for such communications shall be:

 If to the Company:

Crossroads Systems, Inc.
11000 North Mo-Pac Expressway
Austin, Texas 78759
Attention: Mr. Robert Sims, President and CEO
Telephone: (512) 349-0300
Facsimile:  (512) 349-0304

If to a Purchaser:	To the address and fax number set forth immediately below such Purchaser’s name on the counterpart signature pages hereto.

 With copy to:

MDB Capital Group, LLC
401 Wilshire Blvd., Suite 1020
Santa Monica, CA 90401
Attention: Peter Conley, Managing Director
Telephone: (310) 526-5025
Facsimile:  (310) 526-5020

Each party shall provide notice to the other party of any change in address, telephone or facsimile number (including, if a Purchaser is holding any Securities purchased hereunder in street name, the address, telephone and facsimile of the beneficial owner of such Securities), and each Purchaser and its assignees under Section 9(f) acknowledge and agree that such parties must provide such notice and contact information promptly (but in any event within 30 days of any change in such information or assignment of any rights hereunder).

(f)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.  Notwithstanding the foregoing, but subject to the provisions of Section 2(f) hereof, any Purchaser may, without the consent of the Company, assign its rights hereunder to any person that purchases Securities in a private transaction from a Purchaser or to any of its “affiliates,” as that term is defined under the Exchange Act; provided that, any assignment of the rights under this Agreement by a Purchaser will not be effective unless, as a condition of such assignment, the assigning Purchaser or the assignee provides all of the information required by Section 9(e) timely to the Company.

(g)          Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(h)          Survival; Indemnification; Limitation on Liability.

(i)           Except for the representations and warranties set forth in Sections 3(a), 3(b), 3(c) and 3(f), which shall survive for the duration of their respective statute of limitations, the representations and warranties of the Company set forth in Section 3 hereof shall survive for 24 months following the Closing Date, notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers.  The representations and warranties of each Purchaser set forth in Section 2 shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Company.  Unless earlier terminated as provided in Section 4 of this Agreement, the agreements and covenants of the Company set forth in Section 4 shall survive for so long as any Purchaser beneficially owns any Securities, and all other agreements and covenants set forth in this Agreement shall survive until all such agreements and covenants are fully performed.

(ii)          The Company agrees to indemnify and hold harmless each of the Purchasers and all of their respective officers, directors, employees, agents and representative from and against any and all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature (“Losses”), incurred by or imposed upon any such party arising as a result of or related to any actual or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants, agreements and obligations under this Agreement or any other Transaction Document.

(iii)         Each Purchaser agrees, severally but not jointly, to indemnify and hold harmless the Company and its officers, directors, employees and agents for Losses arising  as a result of or related to any actual or alleged breach  by such Purchaser of any of its representations or warranties set forth in Section 2 hereof or any of its covenants, agreements and obligations under this Agreement or any other Transaction Document.

(iv)         Notwithstanding the foregoing: (A) an indemnifying party shall not be liable for any claim for indemnification or Loss associated therewith unless and until the aggregate amount of indemnifiable Losses which may be recovered from the indemnifying party equals or exceeds $50,000 (the “Basket”), after which the indemnifying party shall be liable, subject to the provisions hereof, for all Losses, including the initial $50,000 of Losses, and (ii) in no event shall the aggregate amount paid by an indemnifying party pursuant to this Section 9(h) exceed, in the case of the Company, the sum of the Subscription Amounts received from all Purchasers (such sum, the “Aggregate Purchase Price”), and in the case of a Purchaser, such Purchaser’s Subscription Amount.  For the avoidance of doubt the Basket shall not apply to Losses related to breaches of any agreements, covenants, representations or warranties set forth in the Registration Rights Agreement.

(i)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)            No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(k)           Termination.  This Agreement may be terminated (A) by a Purchaser (with respect to such Purchaser only) by written notice to the Company given prior to the Closing (i) in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto, (ii) upon the occurrence of an event having a Material Adverse Effect on the Company or (iii) if the Closing has not been consummated on or prior to 5:00 p.m., Central time, on the day that is the thirtieth (30th) following the date of this Agreement (the “Outside Date”) and (B) by the Company upon notice to the Purchasers prior to the Closing; provided, however , that the right to terminate this Agreement under this Section 9(k) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.  Nothing in this Section 9(k) shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents.  In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

CROSSROADS SYSTEMS, INC.

By:
Name: Brian Bianchi
Title: Chief Operating Officer

PURCHASERS:

The Purchasers executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A

Securities Purchase Agreement
Purchaser Counterpart Signature Page

The undersigned, desiring to: (i) enter into that certain Securities Purchase Agreement, dated October __, 2010 (the “Agreement”), between the undersigned, Crossroads Systems, Inc., a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned and (ii) purchase the securities of the Company appearing next to the undersigned’s name on Schedule A to the Agreement, hereby agrees to purchase such securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of _________, 2010.

PURCHASER:

Name, Address, Fax No. and Social Security No./EIN of Purchaser:

______________________________________

______________________________________

______________________________________

______________________________________

Fax No.: _______________________________
Soc. Sec. No./EIN: _______________________

If a partnership, corporation, trust or other business entity:

By:
Name:
Title:

If an individual:

Signature

S-1

Schedule A

Purchasers

Purchaser	Closing Date	Subscription Amount	Common Stock Shares Purchased	Number of Warrants Shares
Thomas A. and Karen A. McCall	10/22/2010	$100,000	125,000	31,250
Nicholas A. Foley	10/22/2010	$300,000	375,000	93,750
Thomas L. Wallace	10/22/2010	$100,000	125,000	31,250
Compass Global Management, LTD.	10/22/2010	$3,000,000	3,750,000	937,500
Osmium Special Situations Fund LTD	10/22/2010	$2,100,000	2,625,000	656,250
Talkot Fund, L.P.	10/22/2010	$575,000	718,750	179,687
Catalysis Partners, LLC	10/22/2010	$146,000	182,500	45,625
Catalysis Offshore, LTD	10/22/2010	$54,000	67,500	16,875
Amir L. Ecker	10/22/2010	$220,000	275,000	68,750
NFS/FMTC IRA FBO Amir L. Ecker	10/22/2010	$120,000	150,000	37,500
ACT Capital Partners, L.P.	10/22/2010	$288,000	360,000	90,000
Nicholas Lewin	10/22/2010	$100,000	125,000	31,250
Del Rey Management LP	10/22/2010	$200,000	250,000	62,500
Delaware Charter Guarantee & Trust Co. TTEE FBO Thomas B Akin, IRA / 43100730	10/22/2010	$575,000	718,750	179,687

Strome Alpha Fund, LP	10/22/2010	$1,000,000	1,250,000	312,500
Strome Alpha Offshore LTD	10/22/2010	$1,000,000	1,250,000	312,500
Stephen Walker TTEE, Stephen Walker Family Trust U/A 8/22/94	10/22/2010	$40,000	50,000	12,500
Gary Schuman	10/22/2010	$30,000	37,500	9,375
Aaron Grunfeld TTEE The Law Offices of Aaron Grunfeld & Associates Retirement Trust	10/22/2010	$16,000	20,000	5,000
Aaron A. Grunfeld	10/22/2010	$8,000	10,000	2,500
Robert and Rachel Clifford CO-TTEES 1999 Clifford Family Trust 12/22/99	10/26/2010	$12,000	15,000	3,750
James P. Tierney	10/26/2010	$16,000	20,000	5,000
Totals:		$10,000,000.00	12,500,000	3,124,999

Exhibit A

Form of Warrant

Exhibit B

Form of Registration Rights Agreement

Exhibit C

Form of Subscription Agreement